Exhibit 32-2

CERTIFICATION PURSUANT TO SECTION906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION1350)

In connection with the accompanying Quarterly Report of ERHC Energy Inc. (the "Company") on Form10-Q for the period ended June 30th, 2017(as filed with the U.S. Securities and Exchange Commission on the date hereof, the "Report"), I, Sylvan Odobulu, Principal Accounting Officer of the Company, hereby certify that to my knowledge:

(1)	The Report fully complies with the requirements of Section13 (a) or 15(d) of the Securities Exchange Act of 1934, as amended; and,

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Sylvan Odobulu	August 14, 2017
Sylvan Odobulu
Principal Accounting Officer